Exhibit 99.1
HyperSolar Discovers Method to Make Renewable Natural Gas Using Solar Power

Company’s breakthrough technology uses sunlight, water and carbon dioxide to produce, clean, renewable natural gas

SANTA BARBARA, CA – November 15, 2011 – HyperSolar, Inc. (OTCBB:HYSR), the developer of a breakthrough technology to make renewable natural gas using solar power, today announced that it has filed a patent application for the production of renewable natural gas using sunlight, water and carbon dioxide. This renewable natural gas is a clean, carbon neutral methane gas that can be used as a direct replacement for traditional natural gas to power the world, without drilling or fracking, while mitigating CO2 emissions.

“The sun is our greatest source of energy and a method to use this energy to make clean, renewable fuel is a very significant discovery,” said Tim Young, CEO of HyperSolar. “We intend to focus all our energies and resources on commercializing this breakthrough technology.”

Inspired by the photosynthetic processes that plants use to harness the power of the sun to create energy molecules, HyperSolar is developing a novel solar-powered nanoparticle system that mimics photosynthesis to separate hydrogen from water. The free hydrogen can then be reacted with carbon dioxide to produce methane, the primary component in natural gas.

“With global consumption projected to surpass coal in 2035, natural gas will be the next great fuel,” continued Mr. Young. “From sunrise to sunset, our proprietary nanoparticles will work in a water based solution to produce clean and environmentally friendly renewable natural gas that can be collected for later use in power plants, industrial plants and vehicles – anywhere and anytime.

With hundreds of billions of dollars already invested in natural gas infrastructure and trillions more dollars on the way, we believe natural gas as a primary fuel is a reality. However, the environmental risks associated with the extraction and usage of conventional natural gas is also a reality. Using advanced nanotechnology, HyperSolar intends to eliminate the harmful aspects of extracting natural gas and preserve its existing delivery infrastructure and economy by fundamentally changing the source of natural gas from underground to above ground. The company intends to do this by creating natural gas above ground using sunlight, water and carbon dioxide, in a renewable and sustainable manner.

About HyperSolar, Inc.

HyperSolar is developing a breakthrough technology to make renewable natural gas using sunlight, water and carbon dioxide. This renewable natural gas is a clean, carbon neutral methane gas that can be used as a direct replacement for traditional natural gas to power the world, without drilling or fracking, while mitigating CO2 emissions.  Inspired by the photosynthetic processes that plants use to effortlessly harness the power of the Sun to create energy molecules, we are developing a novel solar-powered nanoparticle system that mimics photosynthesis to separate hydrogen from water. The free hydrogen can then be reacted with carbon dioxide to produce methane. From sunrise to sunset, our proprietary nanoparticles will work in a water based solution to produce clean and environmentally friendly renewable natural gas that can be collected for use in power plants, industrial plants and vehicles – anywhere and anytime. To learn more about HyperSolar, please visit our website at http://www.HyperSolar.com.

Safe Harbor Statement
Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein, and while expected, there is no guarantee that we will attain the aforementioned anticipated developmental milestones. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

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